Exhibit 99.1

NEWS RELEASE

Green Plains Declares Quarterly Cash Dividend

OMAHA, NEB. (GLOBE NEWSWIRE) – November 14, 2013 – The Board of Directors of Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) today declared a quarterly cash dividend of $0.04 per share on the company’s common stock.

The dividend will be payable on December 20, 2013 to shareholders of record as of the close of business November 29, 2013.

About Green Plains Renewable Energy, Inc.

Green Plains Renewable Energy, Inc. (NASDAQ: GPRE), which is North America’s fourth largest ethanol producer, markets and distributes approximately one billion gallons of ethanol annually. Green Plains owns and operates grain storage assets in the corn belt and biofuel terminals in the southern U.S. Green Plains is a joint venture partner in BioProcess Algae LLC, which was formed to commercialize advanced photo-bioreactor technologies for growing and harvesting algal biomass.

Contact: Jim Stark

Vice President—Investor and Media Relations

Green Plains Renewable Energy, Inc.

(402) 884-8700

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